UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2026

CAVA Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41721	47-3426661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14 Ridge Square NW, Suite 500
Washington, DC 20016
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 400-2920
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, the People, Culture and Compensation Committee (the “Committee”) of the Board of Directors of CAVA Group, Inc. (the “Company”) amended and restated the CAVA Group, Inc. Executive Severance Plan (the “Original Executive Severance Plan” and as amended and restated, the “A&R Executive Severance Plan”). Material amendments contained in the A&R Executive Severance Plan include the following, with capitalized terms used and not otherwise defined herein having the meaning assigned to them in the A&R Executive Severance Plan:
•The definitions of “Eligible Employee” and “Participant” were limited to each current and future member of the Executive Leadership Team.
•In order to be eligible to receive severance benefits, a Participant must now execute and submit a Release and Restrictive Covenants Agreement in such form as the Company requires no later than 15 business days following a Covered Termination.
•Severance benefits payable on a Covered Termination will terminate upon (i) a violation of the Release and Restrictive Covenants Agreement, or (ii) the Participant being employed by or providing any services or assistance to any person engaged in ownership, franchising, management, operation, or development of any restaurants other than full-table service restaurants.
•Base Salary continuation payments available in the case of a Covered Termination will now be reduced on a dollar-for-dollar basis by any base salary or compensation installments received or earned from any person or entity, whether as an employee or independent contractor, during the Severance Period.
•The requirement to provide at least one year’s written notice to Participants of an amendment, termination, or discontinuance in whole or in part of the Original Executive Severance Plan is removed, and the standstill period for an amendment, termination, or discontinuance in whole or in part of five years is reduced to two years following a Change in Control without the written consent of an affected Participant.
All other material terms of the Original Executive Severance Plan remain unchanged.
The amendments will become effective for current Participants upon one year’s written notice. Any individual who first becomes a Participant after the Committee amended and restated the Original Executive Severance Plan shall participate only under the A&R Executive Severance Plan.
The foregoing summary of the A&R Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Executive Severance Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 22, 2026, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final voting results were as follows:

1.To elect two Class III directors to the Board of Directors of the Company to hold office until the 2029 annual meeting of stockholders or until their respective successors are elected and qualified.
The stockholders of the Company approved the election of the two director nominees proposed by the Company. The voting results are set forth below:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Brett Schulman	85,651,941	882,410	13,970,826
James D. White	63,427,817	23,106,534	13,970,826
2.To approve, on an advisory basis, the compensation of the Company's named executive officers.
The stockholders of the Company approved, on an advisory basis, a resolution regarding the compensation of the Company's named executive officers. The voting results are set forth below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
75,849,587	10,573,039	111,725	13,970,826

3.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 27, 2026.
The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 27, 2026. The voting results are set forth below:

Votes For	Votes Against	Votes Abstain
100,054,705	378,617	71,855

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	A&R Executive Severance Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026	CAVA Group, Inc.

	By:	/s/ Tricia Tolivar
	Name:	Tricia Tolivar
	Title:	Chief Financial Officer (duly authorized officer and principal financial officer)